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                                                                     Exhibit 5.1


                             VOTING TRUST AGREEMENT


         VOTING TRUST AGREEMENT made at Phoenix, Arizona on July 25, 1998, among World's Fare, Inc., a Nevada corporation, dba FutureOne (the "Company"), and Blackwater Capital Group, L.L.C., the stockholders of the Company who now or hereafter become parties hereto (the "Stockholders"), and Kendall Q. Northern and Earl J. Cook and their successors in trust (the "Trustee" or "Co-Trustees").

         Whereas in order to secure continuity and stability of the Company's policy and management, the stockholders deem it advisable to deposit all or part of their stock in the Company with the Trustee, and

         Whereas the Trustee has consented to act under this Agreement for the purposes herein provided,

         It is therefore agreed:

         1. Agreement. Copies of this Agreement, and of every supplemental or amendatory agreement, shall be filed in the Company's principal office in Phoenix, Arizona. All such copies shall be open to the inspection of the Company's stockholders daily during business hours. All voting trust certificates issued as hereinafter provided shall be issued, received, and held subject to all the terms of this Agreement. Every person, firm, or corporation entitled to receive voting trust certificates representing shares of capital stock, and their transferees and assigns, upon accepting the voting trust certificates issued hereunder, shall be bound by the provisions of this Agreement.

         2. Transfer of stock to trustee.

            (a) The Stockholders shall deposit with the Trustee certificates for their company stock as set forth after their respective signatures to this Agreement. The Stockholders may at any time deposit additional certificates for the Company's stock with the Trustee, but no stockholder shall be required to deposit certificates for all of his stock unless he so elects. No stock shall be deposited hereunder except stock having general voting powers, as provided in the Articles of Incorporation or the Bylaws. All such stock certificates shall be endorsed, or accompanied by such instruments of transfer as to enable the Trustee to cause such certificates to be transferred into the name of the Trustee, as hereinafter provided. On receipt by the Trustee of the certificates for any such shares and their transfer into the name of the Trustee, the Trustee shall hold them subject to the terms of this Agreement, and shall thereupon issue and deliver to the Stockholders voting trust certificates for the shares so deposited.

            (b) All certificates for stock of the Company transferred and delivered to the Trustee pursuant to this Agreement shall be surrendered by the Trustee to the Company and canceled, and new certificates therefore shall be issued to and held by the Trustee in the name of "Kendall Q. Northern and Earl
J. Cook as Voting Co-Trustees."

         3. Voting trust certificates. The voting trust certificates shall be in the following form.


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                                    No.____

                        World's Fare, Inc. dba FutureOne

                              A Nevada Corporation

                   Voting Trust Certificate for Capital Stock

         This certifies that __________________ or registered assigns is entitled to all the benefits arising from the deposit with the Trustee, under the Voting Trust Agreement hereinafter mentioned, of certificates for _____ shares of the capital stock of World's Fare, Inc., a Nevada corporation, dba FutureOne (the "Company"), as provided in such Trust Agreement and subject to the terms thereof. The registered holder thereof, or assigns, is entitled to receive payment equal to the amount of cash dividends, if any, received by the Trustee upon the number of shares of capital stock of the Company in respect to which this certificate is issued. Dividends received by the Trustee in the Company's common or other stock having general voting powers shall be payable in voting trust certificates, in form similar hereto. Until the Trustee has delivered the stock held under such Trust Agreement to the holders of the trust certificates, or to the Company, as specified in such Trust Agreement, the Trustee shall possess and be entitled to exercise all rights and powers of an absolute owner of such stock, including the right to vote thereon for every purpose, and to execute consents in respect hereof for every purpose, it being expressly stipulated that no voting right passes to the owner hereof, or his assigns, under this certificate or any agreement, expressed or implied.

         This certificate is issued, received, and held under, and the rights of the owner hereof are subject to, the terms of a Voting Trust Agreement dated July 25, 1998, between the Company and Kendall Q. Northern and Earl J. Cook, of Phoenix, Arizona, and their successors in trust, and various holders of similar certificates. (Copies of the Voting Trust Agreement, and of every agreement amending or supplementing it, are on file in the Company's principal office in Phoenix, Arizona, and shall be open to the inspection of the Company's stockholders daily during business hours.) The holder of this certificate, by acceptance hereof, assents and is bound to all the provisions of the Voting Trust Agreement as if he had signed it in person.

         In the event of the dissolution or total or partial liquidation of the Company, the monies, securities, or property received by the Trustee in respect to the stock deposited under such Trust Agreement shall be distributed among the registered holders of trust certificates in proportion to their interests as shown by the books of the Trustee.


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         In the event that the Trustee receives any dividend or distribution other than in cash or Company stock having general voting powers, the Trustee shall distribute the same to the registered holders of voting trust certificates, on the date of such distribution, or to the registered certificate holders at the close of business on the date fixed by the Trustee for taking a record to determine the certificate holders entitled to such distribution, pursuant to the provisions of paragraph 6 of the Trust Agreement. Such distribution shall be made to the certificate holders ratably in accordance with the number of shares represented by their respective voting trust certificates.

         Stock certificates for the number of shares of capital stock then represented by this certificate, or the net proceeds in cash or property of such shares, shall be due and deliverable hereunder upon the termination of such Trust Agreement as provided therein.

         The Voting Trust Agreement shall continue in full force and effect until July 25, 2008 (subject to extension as hereinafter set forth), unless terminated prior thereto, as provided in the agreement. The agreement may be extended for successive ten-year periods, as provided therein.

         This certificate may only be transferred upon receipt of written permission from the Company, and the Company may, in its sole discretion, withhold said permission. In the event permission is granted, this certificate may transferable on the books of the Trustee at his office in Phoenix, Arizona (or elsewhere as designated by the Trustee), by the holder thereof, either in person or by attorney duly authorized, in accordance with the rules established for that purpose by the Trustee, in its sole discretion, and on surrender of this certificate properly endorsed. Title to this certificate when duly endorsed shall, to the extent permitted by law and the Trustee, be transferable with the same effect as in the case of negotiable instrument. Each holder hereof agrees that delivery of this certificate, duly endorsed by any holder hereof, shall vest title hereto and all rights hereunder in the transferee; provided, however, that the Trustee may treat the registered holder hereof, or when presented duly endorsed in blank the bearer hereof, as the absolute owner hereof, and all rights and interests represented hereby, for all purposes. The Trustee shall not be bound or affected by any notice to the contrary, or by any notice of any trust, whether express or implied, or constructive, or of any charge or equity respecting the title or ownership of this certificate, or the share of stock represented hereby; provided, however, that no delivery of stock certificates hereunder, or the proceeds thereof, shall be made without surrender hereof properly endorsed.

         This certificate shall not be valid for any purpose until duly signed by the Trustee.


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                  The word "Trustee" as used in this certificate means the
                  Trustee or the successor Trustee acting under such Voting Trust Agreement.

                  In witness whereof the Trustee has signed this certificate on __________, 19__.


                                                  ______________________________
                                                             Trustee


                  (Form of Assignment):

                  For value received ____________ hereby assigns the within certificate, and all rights and interests represented thereby, to _________________ and appoints ___________ attorney to transfer this certificate on the books of the Trustee mentioned therein, with full power of substitution.

                  Dated:

                                                   _______________________(Seal)

                  In presence of:

                  ________________________________

                  ________________________________


                  Note: The signature to this assignment must correspond with the name as written upon the face of this certificate in every particular, without alteration, enlargement, or any change whatever. All endorsements, in the discretion of the Trustee, shall be guaranteed by a bank or trust company satisfactory to the Trustee.

         4.       Transfer of certificates.

                  (a) This certificate may only be transferred upon receipt of written permission from the Company, and the Company may, in its sole discretion, withhold said permission. In the event permission is granted, the voting trust certificates may be transferable at the Trustee's principal office in Phoenix, Arizona (and at such other offices as the Trustee may designate by an instrument signed by him and sent by mail to the registered holders of voting trust certificates), on the books of the Trustee, by the registered owner thereof, either in person or by attorney thereto duly authorized, upon surrender thereof, according to the rules established for that purpose by the Trustee, in its sole discretion. The Trustee may treat the registered holders as owner thereof for all purposes, but he shall not be required to deliver stock certificates hereunder without the surrender of such voting trust certificates.


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                  (b) If a voting trust certificate is lost, stolen, mutilated, or destroyed, the Trustee, in his discretion, may issue a duplicate of such certificate upon receipt of: (1) evidence of such fact satisfactory to him; (2) indemnity satisfactory to him; (3) the existing certificate, if mutilated; and
(4) his reasonable fees and expenses in connection with the issuance of a new trust certificate. The Trustee shall not be required to recognize any transfer of voting a trust certificate not made in accordance with the provisions hereof, unless the person claiming such ownership has produced indicia of title satisfactory to the Trustee, and has in addition deposited with the Trustee indemnity satisfactory to him.

         5.       Termination procedure.

                  (a) Upon the termination of this Agreement at any time, as hereinafter provided, the Trustee, at such time as he may choose during the period commencing 20 days before and ending 20 days after such termination, shall mail written notice of such termination to the registered owners of the voting trust certificates, at the address appearing on the Trustee's transfer books. After the date specified in any such notice (which dates shall be fixed by the Trustee), the voting trust certificates shall cease to have any effect, and their holders shall have no further rights under this Agreement other than to receive certificates for shares of the Company's stock or other property distributable under the terms hereof and upon the surrender of such voting trust certificates.

                  (b) Within 30 days after the termination of this Agreement, the Trustee shall deliver, to the registered holders of all voting trust certificates, certificates for the number of shares of the Company's capital stock represented thereby, upon the surrender thereof properly endorsed, such delivery to be made in each case at the Trustee's office.

                  (c) At any time subsequent to 30 days after the termination of this Agreement, the Trustee may deposit with the Company sock certificates representing the number of shares of capital stock represented by the voting trust certificates then outstanding, with authority in writing to the Company to deliver such stock certificates in exchange for voting trust certificates representing a like number of shares of the capital stock of the Company. Upon such deposit all further liability of the Trustee for the delivery of such stock certificates and the delivery or payment of dividends upon surrender of the voting trust certificates shall cease, and the Trustee shall not be required to take any further action hereunder.

         6.       Dividends.

                  (a) Prior to the termination of this Agreement, the holder of each voting trust certificate shall be entitled to receive payments equal to the cash dividends, if any, received by the Trustee upon a like number and class of shares of the Company's capital stock as is called for by each such voting trust certificate. If any dividend in respect of the stock deposited with the Trustee is paid, in whole or in part, in the Company's stock having general voting powers, the Trustee shall likewise hold, subject to the terms of this Agreement, the certificates for stock which are received by him on account of such dividend. The holder of each voting trust certificate representing stock on which such stock dividend has been paid shall be entitled to receive a voting trust certificate issued under this Agreement for the number of shares and class of stock received as such dividend with respect to the shares represented by such voting trust


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certificate. Holders entitled to receive the dividends described above shall be those registered as such on the Trustee's transfer books at the close of business on the day fixed by the Company for the taking of a record to determine those holders of its stock entitled to receive such dividends, or if the Trustee has a fixed date, as hereinafter in this paragraph provided, for the purpose of determining the holders of voting trust certificates entitled to receive such payment or distribution then registered as such at the close of business on the date so fixed by the Trustee.

                  (b) If any dividend in respect of the stock deposited with the Trustee is paid other than in cash or in capital stock having general voting powers, then the Trustee shall distribute the same among the holders of voting trust certificates registered as such at the close of business on the day fixed by the Trustee for taking a record to determine the holders of voting trust certificates entitled to receive such distribution. Such distribution shall be made to such holders of voting trust certificates ratably, in accordance with the number of shares represented by their respective voting trust certificates.

                  (c) The Trustee may temporarily close its transfer books for a period not exceeding 20 days preceding the date fixed for the payment or distribution of dividends or the distribution of assets or rights, or at any other time in the Trustee's discretion. In lieu of providing for the closing of the books against the transfer of voting trust certificates, the Trustee may fix a date not exceeding 20 days preceding any date fixed by the Company for the payment or distribution of dividends, or for the distribution of assets or rights, as a record date for the determination of the holders of voting trust certificates entitled to receive such payment or distribution. The holders of voting trust certificates of record at the close of business on such date shall exclusively be entitled to participate in such payments or distribution.

                  (d) In lieu of receiving cash dividends upon the capital stock of the Company and paying the same to the holders of voting trust certificates pursuant to the provisions of this Agreement, the Trustee may instruct the Company in writing to pay such dividends to the holders of the voting trust certificates. Upon receipt of such written instructions, the Company shall pay such dividends directly to the holders of the voting trust certificates. Upon such instructions being given by the Trustee to the Company, and until revoked by the Trustee, all liability of the Trustee with respect to such dividends shall cease. The Trustee may at any time revoke such instructions and by written notice to the Company direct it to make dividend payments to the Trustee.

         7. Subscription rights. If any stock or other securities of the Company are offered for subscription to the holders of its capital stock deposited hereunder, the Trustee, promptly upon receipt of notice of such offer, shall mail a copy thereof to each holder of the voting trust certificates. Upon receipt by the Trustee, at least five days prior to the last day fixed by the Company for subscription and payment, of a request from any such registered holder of voting trust certificates to subscribe in his behalf, accompanied with the sum of money required to pay for such stock or securities (not in excess of the amount subject to subscription in respect of the shares represented by the voting trust certificate held by such certificate holder), the Trustee shall make such subscription and payment. Upon receiving from the Company the certificates for shares or securities so subscribed for, the Trustee shall issue to such holder a voting trust certificate in respect thereof if the shares or securities do not have general voting powers. If, however, the shares or securities do not have general voting powers, the Trustee shall mail or


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deliver such securities to the certificate holder in whose behalf the subscription was made, or may instruct the Company to make delivery directly to the certificate holder entitled thereto.

         8. Dissolution of Company. In the event of the dissolution of, or total or partial liquidation of the Company, whether voluntary or involuntary, the Trustee shall receive the monies, securities, rights, or property to which the holders of the Company's capital stock deposited hereunder are entitled, and shall distribute the same among the registered holders of voting trust certificates in proportion to their interests, as shown by the books of the Trustee. Alternatively, the Trustee may in his discretion deposit such monies, securities, rights, or property with any bank or trust company doing business in Phoenix, Arizona, with authority and instructions to distribute the same as above provided, and upon such deposit all further obligations or liabilities of the Trustee in respect of such monies, securities, rights, or property so deposited shall cease.

         9. Reorganization of company. If the Company is merged into or consolidated with another corporation, or all or substantially all of its assets are transferred to another corporation, then in connection with such transfer the term "Company" for all purposes of this Agreement shall be deemed to include such successor corporation, and the Trustee shall receive and hold under this Agreement any stock of such successor corporation received on account of the ownership, as Trustee hereunder, of the stock held hereunder prior to such mergers, consolidation, and transfer. Voting trust certificates issued and outstanding under this Agreement at the time of such merger, consolidation, or transfer may remain outstanding, or the Trustee may, in his discretion, substitute for such voting trust certificates new voting trust certificates in appropriate form, and the terms "stock" and "capital stock" as used herein shall be taken to include any stock which may be received by the Trustee in lieu of all or any part of the Company's capital stock.

         10.      Rights of Trustee.

                  (a) Until the actual delivery to the holders of voting trust certificates issued hereunder of stock certificates in exchange therefore, and until the surrender of the voting trust certificates upon cancellation, the Trustee shall have the right, subject to the provisions of this paragraph hereinafter set forth, to exercise, in person or by his nominees or proxies, all stockholders' voting rights and powers in respect of all stock deposited hereunder, and to take part in or consent to any corporate or stockholders' action of any kind whatsoever. The right to vote shall include the right to vote for the election of directors, and in favor of or against any resolution or proposed action of any character whatsoever, which may be presented at any meeting or require the consent of the Company's stockholders. Without limiting such general right, it is understood that such action or proceeding may include, upon terms satisfactory to the Trustee or to his nominees or proxies thereto appointed by him, mortgaging, creating a security interest in, and pledging of all or any part of the Company's property, the lease or sale of all or any part of its property, for cash, securities, or other property, and the dissolution of the Company, or its consolidation, merger, reorganization, or recapitalization.

                  (b) In voting the stock held by him hereunder either in person or by his nominees or proxies, the Trustee shall exercise his best judgment to select suitable directors of the Company, and shall otherwise, insofar as he may as a stockholder of the Company, take such


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part or action in respect to the management of its affairs as he may deem necessary so as to be kept advised on the affairs of the Company and its management. In voting upon any matter that may come before him at any stockholders' meeting, the Trustee shall exercise like judgment. The Trustee, however, shall not be personally liable for any action taken pursuant to his vote or any act committed or omitted to be done under this Agreement, provided that such commission or omission does not amount to willful misconduct on his part and that he at all times exercises good faith in such matters.

         11.      Trustees.

                  (a) The Trustee (and any successor Trustee) may at any time resign by mailing to the registered holders of voting trust certificates a written resignation, to take effect ten days thereafter or upon its prior acceptance. Upon the death of both Kendall Q. Northern and Earl J. Cook, or upon their resignations as Co-Trustees, there shall be during the remainder of this Agreement three trustees acting together, and any act, decision, or vote by the successor Trustees shall be deemed the act, decision, or vote of such Trustees if concurred in by a majority of them. Kendall Q. Northern and Earl J. Cook shall have the right at any time hereafter to designate three trustees to succeed them as Trustees under this Agreement upon their death or resignation. Such designation may be made by filing in the Company's principal office, in Phoenix, Arizona, a deed of appointment of such successor Trustees, duly executed by them, under seal, and acknowledged as deeds for the conveyance of real estate are required to be acknowledged under the laws of Arizona then in force. Any designation by Kendall Q. Northern and Earl J. Cook of successor Trustees may be revoked in whole or in part by them at any time, without notice to the person so designated, by filing a deed of revocation in the same form as the deed of appointment herein above provided for and in the same places. Whether or not the persons designated by Kendall Q. Northern and Earl J. Cook have assumed their duties as Trustees hereunder, Kendall Q. Northern and Earl J. Cook, upon revoking such designation, or upon the death or resignation of successor Trustees, shall have the right to designate their successor Trustees. Upon the death or resignation of both Kendall Q. Northern and Earl J. Cook, the three Trustees designated by them, as hereinabove provided, shall become successor Trustees hereunder. Upon their death or resignation without having appointed three Trustees to succeed them (or if they have appointed such Trustees but have revoked the appointment of any of them, or any of them has died or resigned and Kendall Q. Northern and Earl J. Cook have failed to appoint a successor), and upon the death or resignation of any successor Trustee acting hereunder, further Trustees under this Agreement to make up the necessary three in number shall be designated by the registered holders of voting trust certificates issued and outstanding under this Agreement representing a majority of the number of shares of stock standing in the name of the Trustee hereunder.

                  (b) The rights, powers, and privileges of the Trustee named hereunder shall be possessed by the successor Trustees, with the same effect as though such successors had originally been parties to this Agreement. The word "Trustee" as used in this Agreement, means the Trustee or any successor Trustees acting hereunder, and shall include both the single and plural number. The words "he," "him," and "his," as used in this Agreement in reference to the Trustee shall mean "they," "them," and "their," respectively, when more than one Trustee is acting hereunder.


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         12.      Term.

                  (a) This Agreement shall continue in effect until July 25, 2008 (subject to extension as hereinafter set forth), but shall terminate upon the following: (1) the execution and acknowledgement (as deeds for the conveyance of real estate are required to be acknowledged under the laws of Arizona then in effect) by the Trustee hereunder of a deed of termination, duly filed in the Company's office in Phoenix, Arizona; or (2) a formal request of termination in writing by the registered holders of all voting trust certificates outstanding under this agreement to the Trustee, and the execution and acknowledgement of a deed of termination (as deeds for the conveyance of real estate are required to be acknowledged under the laws of Arizona then in effect) by said registered holders of all the voting trust certificates, duly filed in the Company's principal office in Phoenix, Arizona. Upon receipt of said written request of termination and deed of termination from the registered holders, the Trustee, in his sole discretion, may elect to terminate the trust, provided that upon said request by the registered holders, the Trustee shall not unreasonably refuse to terminate the trust. Further, this Agreement shall be terminated in the event of a registered public offering as contemplated under
Section 1.4 of the Stock Purchase Agreement dated concurrently herewith.

                  (b) At any time within two years prior to July 25, 2008, or at any time within two years prior to the time of expiration hereof as theretofore extended, one or more holders of voting trust certificates hereunder may, by agreement in writing and with the Trustee's written consent, extend the duration of this Agreement for an additional period not exceeding ten years. In the event of such extension, the Trustee shall, prior to the time of expiration as hereinabove provided, as originally fixed, or as theretofore extended, as the case may be, file in the Company's principal office in Phoenix, Arizona, a copy of such extension agreement, and of the consent thereto. Thereupon the duration of this voting trust agreement shall be extended for the period fixed by such extension agreement, provided, however, that no such extension agreement shall extend the term of this Agreement beyond the maximum period then permitted by applicable law or affect the rights or obligations of the persons not parties thereto.

         13. Compensation and reimbursement of trustee. The Trustee shall serve without compensation. The Trustee shall have the right to incur and pay such reasonable expenses and charges, to employ and pay such agents, attorneys, and counsel as he may deem necessary and proper to effectuate this Agreement. All such expenses or charges incurred by and due to the Trustee may be deducted from the dividends or other moneys or property received by him on the stock deposited hereunder. Nothing herein contained shall disqualify the Trustee or successor Trustees, or incapacitate them from serving the Company or any of its subsidiaries as officer or director, or in any other capacity, and in any such capacity receive compensation.

         14.      Notice.

                  (a) Unless otherwise specifically provided herein, any notice to or communication with the holders of the voting trust certificates hereunder shall be deemed to be sufficiently given or made if enclosed in postpaid envelopes (regular not registered mail) addressed to such holders at their respective addresses appearing on the Trustee's transfer books, and deposited in any post office or post office box. The addresses of the holders of voting trust certificates, as shown on the Trustee's transfer books, shall in all cases be deemed to be the


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addresses of voting trust certificate holders for all purposes under this
Agreement, without regard to what other or different addresses the Trustee may have for any voting trust certificate holder on any other books or records of the Trustee. Every notice so given shall be effective, whether or not received, and the date of mailing shall be the date such notice is deemed given for all purposes.

                  (b) Any notice to the Company hereunder shall be sufficient if enclosed in a postpaid envelope and sent by registered mail to the Company addressed as follows: 4250 East Camelback Road, Suite K-192, Phoenix, Arizona 85018, or to such other address as the Company may designate by notice in writing to the Trustee.

                  (c) Any notice to the Trustee hereunder may be enclosed in a postpaid envelope and sent by registered mail to the Trustee, addressed to him at such addresses he may from time to time furnish in writing to the Company, and if no such address has been so furnished by the Trustee, then to him in care of the Company.

                  (d) All distributions of cash, securities, or other property hereunder by the Trustee to the holders of voting trust certificates may be made, in the Trustee's discretion, by mail (regular or registered mail, as the Trustee may deem advisable), in the same manner as hereinabove provided for the giving of notices to the holders of voting trust certificates.

         15. Entire agreement. This Agreement supersedes all agreements previously made between the parties relating to its subject matter. There are no other understandings or agreements between them.

         16. Non-Waiver. No delay or failure by a party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

         17. Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

         18. Governing law. This Agreement shall be construed in accordance with and governed by the laws of the State of Arizona.

         19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         20. Binding effect. The provisions of this Agreement shall be binding upon and inure to the benefit of each of the parties and their respective legal representatives, successors and assigns.


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         In witness whereof the Company and the Trustee have signed and sealed this Agreement, and the Stockholders have signed and sealed this Agreement and have stated the number of shares of capital stock of the company deposited respectively by them.


___________________________________
World's Fare, Inc., dba FutureOne

By:      Kendall Q. Northern
         President



___________________________________
Kendall Q. Northern
Co-Trustee


___________________________________
Earl J. Cook
Co-Trustee


___________________________________
Blackwater Capital Group, L.L.C.

By:      Steven R. Green
         Managing Member


___________________________________
Blackwater Capital Group, L.L.C.

By:      John B. Sadler, Jr.
         Member


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